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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. Individual Taxpayer Identification numbers have nine digits and are used solely for tax purposes by individuals who are required to have a taxpayer identification number but who do not have one and are not eligible to obtain a Social Security number. The table below will help determine the number to give the Payor.


                                           GIVE THE
FOR THIS TYPE OF ACCOUNT                   IDENTIFICATION
                                           NUMBER OF--

1.  An individual's account                The individual

2.  Two or more individuals                The actual owner of the
    (joint account)                        account or, if combined
                                           funds, any one of the
                                           individuals(1)

3.  Husband and wife (joint                The actual owner of the
    account)                               account or, if joint funds,
                                           either person(1)

4.  Custodian account of a minor           The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint                 the adult or, if the minor is
    account)                               the only contributor, the
                                           minor(1)

6.  Account in the name of                 The ward, minor, or
    guardian or committee for a            incompetent person(3)
    designated ward, minor, or
    incompetent person

7.  a.   The usual revocable               The grantor-trustee(1)
         savings trust account
         (grantor is also trustee)

    b.   So-called trust account           The actual owner(1)
         that is not a legal or
         valid trust under State
         law

                                           GIVE THE
FOR THIS TYPE OF ACCOUNT:                  IDENTIFICATION
                                           NUMBER OF--

8.  Sole proprietorship                    The Owner(4)
    account

9.  A valid trust, estate, or              Legal entity (Do not
    pension trust                          furnish the identifying
                                           number of the personal
                                           representative or trustee
                                           unless the legal entity
                                           itself is not designated in
                                           the account title.)(5)

10. Corporate account                      The Corporation

11. Religious, charitable, or              The organization
    educational organization
    account

12. Partnership account held               The partnership
    in the name of the
    business

13. Association, club or                   The organization
    other tax-exempt
    organization

14. A broker or registered                 The broker or nominee
    nominee

15. Account with the                       The public entity
    Department of
    Agriculture in the name
    of a public entity (such
    as a State or local
    governmental school
    disctrict or prison) that
    receives agricultural
    program payments


(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)   Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  o   A corporation.

  o   A financial institution.

  o An organization exempt from tax under section 501(a), or an individual retirement plan.

  o   The United States or any agency or
      instrumentality thereof.

  o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  o An international organization or any agency, or instrumentality thereof.

  o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  o   A real estate investment trust.

  o   A common trust fund operated by a bank under section 584(a).

  o   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  o An entity registered at all times under the Investment Company Act of 1940.

  o   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  o Payments to nonresident aliens subject to withholding under section 1441.

  o Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  o Payments of patronage dividends where the account received is not paid in money.

  o   Payments made by certain foreign organizations.

  o   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  o Payments of tax-exempt interest (including exempt interest dividends under section 852).

  o Payments described in section 6049(b)(5) to nonresident aliens.

  o   Payments on tax-free covenant bonds under
      section 1451.

  o   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.